Exhibit 99.1

Criteo Names Sarah Glickman as New Chief Financial Officer
Glickman brings 30 years of global finance and transformation experience to Criteo

New York, NY – September 3, 2020 – Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced the appointment of Sarah Glickman as Chief Financial Officer, effective September 8. She will serve as both Criteo's principal financial officer and principal accounting officer, and will replace Dave Anderson, who served as interim Chief Financial Officer for four months.
Glickman brings 30 years of global finance and transformation experience to Criteo. She has a proven track record of delivering operational excellence, sustainable performance and transformative change to publicly traded innovation companies.
“Sarah is joining at an important time in Criteo’s transformation,” said Megan Clarken, CEO. “With a solid background in all aspects of corporate finance and a strong operational approach to financial performance for complex global entities, I’m positive her expertise in transforming businesses will be a valuable asset to Criteo’s growth and success.”
Glickman most recently served as Acting Chief Financial Officer for 20 months at XPO Logistics, a Fortune 200 company and leading global provider of transportation and logistics solutions, where she previously served as Senior Vice President, Corporate Finance and Transformation. There, she oversaw the execution of a comprehensive restructuring program, expanded global shared services and optimized finance processes and systems, including free cash flow generation. Before that, she held operational Chief Financial Officer roles at Novartis and Honeywell International and served in various executive roles in shared services and operations, internal audit, transformation and controllership at both Honeywell International, where she spent 11 years, and Bristol-Myers Squibb. She started her career at PricewaterhouseCoopers.
“It’s an exciting time to join Criteo. I have immense respect for everything Criteo has been able to achieve as a global leader in advertising technology,” said Sarah Glickman. “I look forward to working alongside this talented leadership team to continue to grow and transform the business.”
Glickman is a U.S. CPA and a U.K. Fellow Chartered Accountant with a degree in economics from the University of York, England. Her experience includes strategic and operational planning, business unit finance, controllership, shared services, procurement, real estate, tax, treasury and risk management. She will be based in Paris and will report to Megan Clarken.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including with respect to our growth and transformation, and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the recent outbreak of COVID-19 on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company's SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic is having a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world's marketers with trusted and impactful advertising. 2,700 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Public Relations
Jessica Meyers, Director, PR, Americas, j.meyers@criteo.com

Criteo Investor Relations
Edouard Lassalle, VP, Head of Investor & Analyst Relations, e.lassalle@criteo.com